Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on February 21, 2008

Burr Ridge, Illinois – (February 20, 2008) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2007 results in a conference call and webcast for stockholders and analysts on Thursday, February 21, 2008 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (888) 713-4211 and using participant passcode 56958239. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on March 6, 2008 on our website. Copies of BankFinancial Corporation’s Fourth Quarter and Full Year 2007 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of February 20, 2008.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2008, BankFinancial Corporation had total assets of $1.505 billion, total loans of $1.276 billion, total deposits of $1.099 billion and stockholders’ equity of $304 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

Elizabeth A. Doolan Senior Vice President – Controller BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234